EXHIBIT 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of common stock, par value $0.01 per share, of Potbelly Corporation is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1). This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: March 3, 2014
ASP PBSW, LLC

/s/ Eric Schondorf
Name: Eric Schondorf
Title: Vice President

AMERICAN SECURITIES PARTNERS III, L.P. By: American Securities Associates III, LLC, its general partner

By: /s/ Michael G. Fisch
Name: Michael G. Fisch
Title: Managing Member

AMERICAN SECURITIES PARTNERS III(B), L.P. By: American Securities Associates III, LLC, its general partner

By: /s/ Michael G. Fisch
Name: Michael G. Fisch
Title: Managing Member

AMERICAN SECURITIES ASSOCIATES III, LLC

By: /s/ Michael G. Fisch
Name: Michael G. Fisch
Title: Managing Member

AMERICAN SECURITIES LLC

By: /s/ Eric Schondorf
Name: Eric Schondorf
Title: General Counsel